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                                                                   EXHIBIT 99.2

                              CARMIKE CINEMAS, INC.
                   2005 NAMED EXECUTIVE OFFICER BASE SALARIES

Named Executive Officer                                                             2005 Base Salary(1)
-----------------------                                                             -------------------
Michael W. Patrick                                                                        850,000(2)
  President, Chief Executive Officer and Chairman of the Board of
  Directors

Martin A. Durant                                                                          350,000
  Senior Vice President - Finance, Treasurer and Chief Financial
  Officer

Fred W. Van Noy                                                                           325,000
  Senior Vice President and Chief Operating Officer

Anthony J. Read                                                                           225,000
  Senior Vice President - Film and Secretary

Gary F. Krannacker (3)                                                                    115,000
  Vice President - Operations
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(1)      Effective April 1, 2005.

(2) Mr. Patrick's base salary is set pursuant to the terms of his employment agreement with the Company effective as of January 31, 2002.

(3) The Company expects Mr. Krannacker to be a named executive officer in its proxy statement for the 2005 annual meeting of stockholders.